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                                                                     Exhibit 3-b

                                     BY-LAWS

                                       OF

                     NEW ROCKWELL INTERNATIONAL CORPORATION

                                   ARTICLE I.
                                     OFFICES

               SECTION 1. REGISTERED OFFICE IN DELAWARE; RESIDENT AGENT. The address of the Corporation's registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.

               SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II.
                             MEETINGS OF SHAREOWNERS

               SECTION 1. PLACE OF MEETINGS. All meetings of the shareowners of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors.

               SECTION 2. ANNUAL MEETING. An annual meeting of the shareowners for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

               SECTION 3. SPECIAL MEETINGS. A special meeting of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board.

               SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the shareowners, whether annual or special, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting, to each shareowner entitled to vote at such meeting, at the shareowner's address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
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Notice of any adjourned meeting of the shareowners shall not be required to be given, except when expressly required by law.

               SECTION 5. LIST OF SHAREOWNERS. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareowners, a complete list of the shareowners entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareowner and the number of shares registered in the name of each shareowner. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. The stock ledger shall be the only evidence as to who are the shareowners entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareowners.

               SECTION 6. QUORUM. At each meeting of the shareowners, the holders of a majority of the issued and outstanding stock of the Corporation present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these by-laws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the shareowners of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareowners holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareowners entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareowners required by law or by the Certificate of Incorporation or by these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareowners required in respect of such other matter or matters shall be present.

               SECTION 7. ORGANIZATION. At every meeting of the shareowners the Chairman of the Board, or, in the Chairman of the Board's absence, the President, or in the absence of the Chairman of the Board and the President, a director or an officer of the Corporation designated by the Board shall act as Chairman. The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the

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shareowners. In the absence from any such meeting of the Secretary and the
Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

               SECTION 8. BUSINESS AND ORDER OF BUSINESS. At each meeting of the shareowners such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these by-laws. The order of business at all meetings of the shareowners shall be as determined by the Chairman, unless otherwise determined by a majority in interest of the shareowners present in person or by proxy at such meeting and entitled to vote thereat.

               SECTION 9. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, each shareowner shall at every meeting of the shareowners be entitled to one vote for each share of stock held by such shareowner. Any vote on stock may be given by the shareowner entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareowner or by the shareowner's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at all meetings of the shareowners, all matters shall be decided by the vote (which need not be by ballot) of a majority in interest of the shareowners present in person or by proxy and entitled to vote thereat, a quorum being present.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

               SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

               SECTION 2. NUMBER, TERM OF OFFICE, AND VACANCIES. The number of directors that shall constitute the whole Board of Directors shall be determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors or, if the Board of Directors shall not have taken such action, it shall be the number of directors elected by the sole incorporator. Directors shall be elected at the annual meeting of shareowners to hold office, subject to Section 12 of this Article III, until the next annual meeting of shareowners and until their respective successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors in office, although less than a quorum, or by the sole remaining director, and the directors so chosen

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shall hold office, subject to Section 12 of this Article III, until the next annual meeting of shareowners and until their respective successors are elected and qualified.

               SECTION 3. ELECTION OF DIRECTORS. At each meeting of the shareowners for the election of directors, at which a quorum is present, the directors shall be the persons receiving the greatest number of votes cast by the holders of stock entitled to vote for such directors.

               SECTION 4. QUORUM AND MANNER OF ACTING. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

               SECTION 5. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

               SECTION 6. FIRST MEETING. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareowners was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

               SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

               SECTION 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the written request of two directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other

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electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these by-laws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting.

               SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote.

               SECTION 10. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, in the Chairman of the Board's absence, the President, or, in the absence of the Chairman of the Board and the President, a director or an officer of the Corporation designated by the Board shall act as Chairman. The Secretary, or, in the Secretary's absence, any person appointed by the Chairman, shall act as Secretary of the meeting.

               SECTION 11. ORDER OF BUSINESS. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

               SECTION 12. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 13. COMPENSATION. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

               SECTION 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify the directors and officers of the Corporation to the full extent permitted by the laws of the State of Delaware as from time to time in effect.

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                                   ARTICLE IV.
                                    OFFICERS

               SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors and a President, each of whom shall be chosen from the members of the Board of Directors, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.

               SECTION 2. TERM OF OFFICE. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

               SECTION 3. ADDITIONAL OFFICERS; AGENTS. The Chairman of the Board or the President may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as in these by-laws provided or as the Chairman of the Board or the President may from time to time prescribe. The Board of Directors or the Chairman of the Board or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

               SECTION 4. SALARIES. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

               SECTION 5. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these by-laws.

               SECTION 6. RESIGNATIONS. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Any other officer may resign at any time by giving written notice to the Chairman of the Board or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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               SECTION 7. VACANCIES. A vacancy in any office because of death, resignation, removal, or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these by-laws for regular election or appointment to such office.

               SECTION 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chairman of the Board shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the shareowners and of the Board of Directors and shall enforce the observance of the rules of order for the meetings of the Board and the shareowners and the by-laws of the Corporation.

               SECTION 9. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chairman of the Board, shall direct and be responsible for the operation of the business and affairs of the Corporation. The President shall keep the Chairman of the Board and the Board of Directors appropriately informed on the business and affairs of the Corporation. In the case of the absence or disability of the Chairman of the Board, the President shall perform all the duties and functions and exercise all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

               SECTION 10. EXECUTIVE VICE PRESIDENTS. One or more Executive Vice Presidents shall, subject to the control of the Chairman of the Board and the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chairman of the Board and the President. Each Executive Vice President shall keep the Chairman of the Board and President appropriately informed on the business and affairs of the designated components or functions of the Corporation.

               SECTION 11. VICE PRESIDENTS. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chairman of the Board or the President.

               SECTION 12. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareowners and of the Board of Directors. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary.

               SECTION 13. ASSISTANT SECRETARIES. At the request of the Secretary, or in the Secretary's absence or disability, the

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Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

               SECTION 14. TREASURER. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer.

               SECTION 15. ASSISTANT TREASURERS. At the request of the Treasurer, or in the Treasurer's absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

               SECTION 16. CERTAIN AGREEMENTS. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

                                   ARTICLE V.
                                 AUTHORIZATIONS

               SECTION 1. CONTRACTS. The Board of Directors, except as in these by-laws otherwise provided, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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               SECTION 2. LOANS. No loan shall be contracted on behalf of the
Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

               SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

               SECTION 4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

               SECTION 5. PROXIES. Except as otherwise provided in these by-laws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareowner or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VI.
                            SHARES AND THEIR TRANSFER

               SECTION 1. CERTIFICATES OF STOCK. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation. If such certificate is countersigned
(1) by a transfer agent other

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than the Corporation or its employee, or (2) by a registrar other than the
Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

               SECTION 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issuance thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

               SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation by the person named in the certificate for such stock in person or by such person's attorney or other duly constituted representative upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

               SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

               SECTION 5. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

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               SECTION 6. FIXING RECORD DATE. For the purpose of determining the shareowners entitled to notice of or to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareowners entitled to notice of or to vote at a meeting of shareowners shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareowners for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareowners of record entitled to notice of or to vote at a meeting of shareowners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 7. EXAMINATION OF BOOKS BY SHAREOWNERS. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareowners; and no shareowner shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the shareowners of the Corporation.

                                  ARTICLE VII.
                                     NOTICE

               SECTION 1. MANNER OF GIVING WRITTEN NOTICE. Any notice in writing required by law or by these by-laws to be given to any person may be delivered personally, may be transmitted by electronic means or may be given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by electronic means, when authenticated if and as required by law).

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               SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII.
                                      SEAL

               The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "Delaware."

                                   ARTICLE IX.
                                   FISCAL YEAR

               The fiscal year of the Corporation shall begin on the first day of October in each year.

                                   ARTICLE X.
                                   AMENDMENTS

               The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the capital stock to alter or repeal the by-laws made by the Board of Directors; provided, that any such amendment or repeal by shareowners shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of Directors.

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